EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP
San Francisco, California

September 17, 1998